Terra Block International New Name and Trading Symbol Effective Today

CINCINNATI — (BUSINESS WIRE) — April 1, 2005 — Terra Block International, Inc. stated this morning that it has changed its name to EarthBlock Technologies, Inc. effective today. As a result of the name change, the trading symbol has changed from TBLK to EBLC. The common stock will continue to trade on the OTC Bulletin Board (OTCBB:EBLC).

About EarthBlock Technologies, Inc.

EarthBlock Technologies, Inc. engages in the application of technologically advanced earthen construction products for the large-scale production of low cost, high quality, energy efficient homes and commercial buildings.

Special Note: Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the company prior to its current fiscal year end, as well as from developments beyond the company’s control, including changes in global economic conditions that may, among other things, affect the company’s performance, anticipated acquisitions or future business. In addition, changes in domestic competitive and economic conditions may also affect performance of all significant company businesses.